                                                                 EXHIBIT m(7)(b)

                                 AMENDMENT NO. 1
                           TO THE AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                             (INVESTOR CLASS SHARES)

      The Amended and Restated Master Distribution Plan (the "Plan"), dated as of August 18, 2003, pursuant to Rule 12b-1, is hereby amended, effective , 2003, as follows:

Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                            THE AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                             (INVESTOR CLASS SHARES)
                         (DISTRIBUTION AND SERVICE FEES)

      The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for the Investor Class Shares of each Portfolio designated below, a Distribution Fee* and a Service Fee determined by applying the annual rate set forth below as to the Investor Class Shares of each Portfolio to the average daily net assets of the Investor Class Shares of the Portfolio for the plan year. Average daily net assets shall be computed in a manner used for the determination of the offering price of the Investor Class Shares of the Portfolio.

                                     MINIMUM
                                      ASSET
       AIM ADVISOR FUNDS              BASED    MAXIMUM    MAXIMUM
----------------------------------    SALES    SERVICE   AGGREGATE
PORTFOLIO - INVESTOR CLASS SHARES     CHARGE     FEE        FEE
                                     -------   -------   ---------
AIM Real Estate Fund                  0.00%     0.25%     0.25%

                                     MINIMUM
                                      ASSET
        AIM EQUITY FUNDS              BASED    MAXIMUM    MAXIMUM
----------------------------------    SALES    SERVICE   AGGREGATE
PORTFOLIO - INVESTOR CLASS SHARES     CHARGE     FEE        FEE
                                     -------   -------   ---------
AIM Blue Chip Fund                    0.00%     0.25%     0.25%
AIM Large Cap Basic Value Fund        0.00%     0.25%     0.25%
AIM Large Cap Growth Fund             0.00%     0.25%     0.25%

                                     MINIMUM
                                      ASSET
  AIM INTERNATIONAL MUTUAL FUNDS      BASED    MAXIMUM    MAXIMUM
----------------------------------    SALES    SERVICE   AGGREGATE
PORTFOLIO - INVESTOR CLASS SHARES     CHARGE     FEE        FEE
                                     -------   -------   ---------
AIM European Growth Fund              0.00%     0.25%      0.25%
INVESCO European Fund                 0.00%     0.25%      0.25%
INVESCO International Core
  Equity Fund                         0.00%     0.25%      0.25%

                                     MINIMUM
                                      ASSET
   AIM INTERNATIONAL FUNDS, INC.      BASED    MAXIMUM    MAXIMUM
----------------------------------    SALES    SERVICE   AGGREGATE
PORTFOLIO - INVESTOR CLASS SHARES     CHARGE     FEE        FEE
                                     -------   -------   ---------
AIM European Growth Fund              0.00%     0.25%      0.25%
INVESCO European Fund                 0.00%     0.25%      0.25%
INVESCO International Core
  Equity Fund                         0.00%     0.25%      0.25%

                                     MINIMUM
                                      ASSET
 AIM INVESTMENT SECURITIES FUNDS      BASED    MAXIMUM    MAXIMUM
----------------------------------    SALES    SERVICE   AGGREGATE
PORTFOLIO - INVESTOR CLASS SHARES     CHARGE     FEE        FEE
                                     -------   -------   ---------
AIM High Yield Fund                   0.00%     0.25%      0.25%
AIM Income Fund                       0.00%     0.25%      0.25%
AIM Intermediate Government Fund      0.00%     0.25%      0.25%
AIM Money Market Fund                 0.00%     0.25%      0.25%
AIM Municipal Bond Fund               0.00%     0.25%      0.25%
AIM Real Estate Fund                  0.00%     0.25%      0.25%

                                     MINIMUM
                                      ASSET
     AIM TAX-EXEMPT FUNDS             BASED    MAXIMUM    MAXIMUM
----------------------------------    SALES    SERVICE   AGGREGATE
PORTFOLIO - INVESTOR CLASS SHARES     CHARGE     FEE        FEE
                                     -------   -------   ---------
AIM Tax-Exempt Cash Fund              0.00%     0.25%     0.25%"


* The Distribution Fee is payable apart from the sales charge, if any, as stated in the current prospectus for the applicable Portfolio (or Class thereof).

All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated:  [                     ], 2003

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